                   AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Amended and Restated Loan and Security Agreement is entered into as of October 28, 1998 between PDS FINANCIAL CORPORATION ("Borrower"), a Minnesota corporation, having its principal place of business at 6171 McLeod Drive, Las Vegas, Nevada 89120, and HELLER FINANCIAL, INC., a Delaware corporation ("Lender").

     WHEREAS, Borrower and Lender have heretofore entered into a Loan and Security Agreement dated as of June 20, 1997 (the "Original Loan Agreement"); and

     WHEREAS, Borrower and Lender desire to amend said Original Loan Agreement by amending and restating it in its entirety;

     NOW, THEREFORE, in consideration of the parties' mutual undertakings, hereby evidenced, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that the provisions of the Original Loan Agreement are hereby amended and restated, so as to be and read in their collective entirety as follows:

                                PRELIMINARY STATEMENT:

     Lender understands that Borrower is engaged in the sale or lease of various Eligible Equipment (this and all other capitalized terms are defined in Section
1.1 below), and that Borrower may from time to time offer to Lender the opportunity to finance leases, installment sale contracts and other chattel paper arising out of such business. This Agreement sets forth the terms and conditions which will be applicable to any leases, installment sale contracts and other chattel paper that Lender may, in its sole discretion, elect to finance under an ongoing lease discounting facility, a residual financing facility, and/or a non-recourse facility.

                                      ARTICLE I

                                     DEFINITIONS

     1.1 DEFINITIONS. As used in this Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such definitions to be applicable both to the singular and plural terms defined):

               AAA: American Appraisal Associates.

               ACH: Automated Clearing House.

               ACQUISITION COST: all costs and expenses incurred by an End-User (in the case of installment/conditional sales contracts) or by Borrower (in the case of any Leases with Borrower as lessor) in connection with the acquisition of any Eligible Equipment, including, without limitation, sales or use taxes, freight or installation costs, and license fees, but excluding any deposits (including security deposits) or down/advance payments made by End-User, or manufacturer's discounts.

               ADVANCE: a loan which is part of the Facility.

               AFFILIATE: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, 51% or more of the securities of another Person shall be deemed to "control" such Person.

               AGREEMENT or LOAN AND SECURITY AGREEMENT: this Amended and Restated Loan and Security Agreement, as amended or supplemented at any time.
               AMORTIZATION SCHEDULE: a schedule approved by Lender for the repayment of each Advance.

               APPROVED CONTRACT TERM: without the prior written approval of Lender, a period of time not less than 24 months and not more than 48 months.


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               ASSIGNMENT: an assignment of Contracts and Liens in the form of
     EXHIBIT A executed by Borrower from time to time in favor of Lender in conjunction with each Advance.

               BANK: First Bank National Association.

               BLOCKED ACCOUNT: the account at the Bank subject to the Blocked Account Agreement, to which ACH payments from certain End-Users through the Bank's EFT service are directed.

               BLOCKED ACCOUNT AGREEMENT: the arrangement between Lender, Borrower and the Bank in the form of EXHIBIT J, covering ACH billing of payments from certain End-Users using the Bank's EFT service, directed to the Blocked Account.

               BORROWER LIEN: a Lien on Collateral granted by an End-User to Borrower, which Lien has been assigned by Borrower to Lender pursuant to an Assignment.

               BORROWER'S OBLIGATIONS: (i) all liabilities, obligations and covenants imposed upon Borrower pursuant to the terms of the Loan Documents, and (ii) all costs of litigation, collection, reasonable attorneys' fees and other costs expended or incurred in connection with the enforcement of Lender's rights hereunder and with respect to the Contracts and the Facility Equipment.

               BUSINESS DAY: any day other than (i) a Saturday, (ii) Sunday or
     (iii) other day on which The First National Bank of Chicago, Chicago, Illinois is closed.

               CASUALTY: an event in which any item of Facility Equipment or any portion thereof is lost, damaged (and such damage cannot reasonably be repaired by Borrower or an End-User of such Facility Equipment within 60 days), destroyed, stolen, confiscated, requisitioned or condemned regardless of cause.

               CASUALTY PAYMENTS: all proceeds of the Collateral which arise out of any Casualty, including, without limitation, insurance claims, tort claims, or reimbursement payments with respect to claims for indemnity.

               CERTIFICATE OF ACCEPTANCE: a certificate of delivery and acceptance executed by an End-User pursuant to a Contract with respect to Facility Equipment, substantially in the form included in SCHEDULE 4.1.2.

               CLOSING: the execution by Borrower and Lender of the Loan Documents.

               CLOSING CERTIFICATE: a certificate in the form of EXHIBIT C executed by a Responsible Officer on behalf of Borrower.

               CLOSING DATE: the date upon or as of which the Closing occurs.

               COLLATERAL: the Property described in Section 3.2.

               CONTRACT: (i) a lease of Eligible Equipment by and between Borrower, as lessor, and an End-User, as lessee, or (ii) a note and security agreement/conditional sale contract by and between Borrower, as secured party, and an End-User, as debtor.

               CONTRACT EVENT OF DEFAULT: the Event of Default described in
     Section 8.3.1.

               CONTRACT FUNDING REQUEST: a request for an Advance in the form of EXHIBIT E delivered by Borrower to Lender, with all attachments as specified therein.

               CONTRACT PAYMENT LETTER: a letter in the form of EXHIBIT F.

               CONTRACT PROCEEDS: funds received by Borrower with respect to any Facility Contract or any Facility Equipment which is the subject of a Facility Contract.

               DEFAULT RATE: an annual rate equal to 2% plus the Facility Rate, as applicable.

               DEFAULT RATE PERIOD: a period of time commencing on the date that Lender declares in writing to Borrower that a Borrower Event of Default has occurred and that the Default Rate is applicable and ending on the date that such Borrower Event of Default is cured or waived.

               DISBURSEMENT DATE: any date on or after the Closing Date upon which the proceeds of any Advance are disbursed.

               EFT: Electronic Funds Transfer.

               ELIGIBLE CONTRACT: a Contract (i) as to which the applicable Facility Funding Amount will not exceed the sum of $2,000,000.00 nor be less than $250,000.00 without the prior written approval of Lender, (ii) which conforms to Lender's


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     credit underwriting standards, and (iii) meets all of the requirements set forth in Section 5.9 and all subsections thereunder, and (iv) which is in all other respects acceptable to Lender.

          ELIGIBLE END-USER: an End-User (i) which is not in bankruptcy or receivership or subject to a reorganization proceeding of any kind or insolvent, (ii) which is not in default or breach under any of the terms of the applicable Contract, and (iii) which, pursuant to underwriting standards jointly agreed upon in writing between Borrower and Lender, is a financially responsible and creditworthy commercial, Native American or institutional entity (other than a Governmental Body), PROVIDED, HOWEVER, that unless otherwise approved by Lender, Native American End-Users shall not be considered Eligible End-Users under the Non-Recourse Facility.

               ELIGIBLE EQUIPMENT: gaming or other equipment (i) which is new or used, (ii) which is in good condition, repair and working order, (iii) which is insured in the manner provided in the applicable Contract, (iv)
     (A) which is owned by Borrower free and clear of all Liens except a Lender Lien, or (B) in which the End-User thereof has granted Borrower a security interest free and clear of all Liens except Permitted Liens, (v) which is located within the continental United States, (vi) which is subject to an Eligible Contract, and (vii) which is otherwise approved by Lender; PROVIDED, HOWEVER, that under the Residual Financing Facility, new slot machines shall be considered an additional Eligible Equipment criterion.

               END-USER: the end-user under a Contract.

               EQUIPMENT: equipment which has been approved by Lender, free and clear of all liens and encumbrances, together with all substitutions and replacements for such equipment, and all accessories, attachments, parts, upgrades, features and peripheral equipment now or hereafter attached to or used in connection therewith.

               ESTIMATED RESIDUAL: as reflected on the Amortization Schedule to each Promissory Note executed in conjunction with the Residual Financing Facility, Borrower's estimated value, as of the end of the related primary Contract term, of Facility Equipment.

               EVENT OF DEFAULT: any Borrower Event of Default or Contract Event of Default.

               EVIDENCE OF INSURANCE: either (i) an original certificate of insurance, (ii) documentation sufficient to establish coverage under a previously approved policy of Borrower, or (iii) if approved in writing by Lender, evidence of self-insurance by an End-User under a Facility Contract.

               FACILITY: the Advances which may be made by Lender to Borrower under the Lease Discounting Facility, the Residual Financing Facility and/or the Non-Recourse Facility, all pursuant to Article II and Section 4.2.

               FACILITY CONTRACT: an Eligible Contract which is subject to an Advance, along with all applicable related documentation. For the purposes of this Agreement, all references to a schedule under a Facility Contract shall be deemed to incorporate the terms and conditions of the related master Lease.

               FACILITY EQUIPMENT: any Eligible Equipment which is the subject of a Facility Contract.

               FACILITY FUNDING AMOUNT: with respect to Advances made on or after October 28, 1998:

               (i) with respect to each Eligible Contract which is proposed to be made the subject of an Advance under the Lease Discounting Facility or the Non-Recourse Facility, the lesser of:

                         (A) the Acquisition Cost for each item of Facility Equipment, or

                         (B) the present value of all assigned periodic payments due thereunder for the Approved Contract Term of each such Facility Contract, using a discount rate to determine such present value equal to the Facility Rate;

               (ii) with respect to each Eligible Contract which is proposed to be made the subject of an Advance under the Residual Financing Facility, the lesser of:

                         (A)  the difference between

                                   (I)  the present value of all assigned
                                        periodic payments due thereunder
                                        for the Approved Contract Term of
                                        each such Facility Contract, using
                                        a discount rate to determine such
                                        present value equal to the Facility
                                        Rate, and

                                   (II) the Acquisition Cost for the related
                                             items of Eligible Equipment; or

                         (B) with respect to Eligible Contracts deemed "Core Credits" by Lender, fifteen percent (15%) of the related Eligible Equipment Acquisition Cost; with respect to Eligible Contracts deemed "High Quality Credits" by Lender, thirty percent (30%) of the related Eligible Equipment Acquisition Cost.

     With respect to Advances made prior to October 28, 1998, the principal amount set forth in the applicable Facility Note.

               FACILITY NOTE: a full recourse promissory note in the form of EXHIBIT G or a non-recourse promissory note in the form of EXHIBIT G1, as applicable, executed by Borrower in favor of Lender in conjunction with each Advance.

               FACILITY RATE: unless otherwise agreed to in writing by and between Lender and Borrower with respect to a particular Advance,

               (i) with respect to each Lease Discounting Facility Advance made on or after October 28, 1998, for the group of Eligible Contracts deemed "High Quality" by Lender, a fixed per annum interest rate equal to the sum of (A) 1.90%; PLUS
                    (B) the all-in rate for a maturity equal to the weighted average term of the Contracts subject to the applicable Advance, as set forth in Lender's HFI
                    CAPITAL MARKETS INDICATIONS report for the week in which the applicable Disbursement Date occurs;

              (ii) with respect to (1) each Lease Discounting Facility Advance made on or after October 28, 1998, for the group of Eligible Contracts deemed "Core Quality" by Lender, and
                    (2) each Residual Financing Facility Advance made on or after October 28, 1998, a fixed per annum interest rate equal to the sum of (A) 2.40%; PLUS (B) the all-in rate for a maturity equal to the weighted average term of the Contracts subject to the applicable Advance, as set forth in Lender's HFI CAPITAL MARKETS INDICATIONS report for the week in which the applicable
                    Disbursement Date occurs;

               (iii) with respect to each Advance made prior to October 28, 1998, as reflected on the applicable Facility Note for each Advance; and

               (iv) with respect to each Non-Recourse Facility Advance, a rate as Lender shall determine in its sole discretion on a Eligible Contract by Eligible Contract basis.

               FIXED CHARGE COVERAGE RATIO: with respect to Borrower, as measured on a consolidated basis, the ratio for any twelve month trailing period of (a) EBITDA during such period, to (b) the sum of Borrower's (i) interest expense on indebtedness, plus (ii) subordinated principal debt payments, plus (iii) taxes paid; during each period.

               FULL RECOURSE FACILITY: the Lease Discounting Facility and/or the Residual Financing Facility.

               GAAP: generally accepted accounting principles as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

               GAMING AUTHORITIES: the governmental agencies and/or commissions having jurisdiction over Borrower in the various states in which Borrower does business.

               GAMING LAWS: the statutes and regulations relating to gaming and the operation of Gaming Device Goods promulgated by the various states and Gaming Authorities in which Borrower does business.

               GAMING DEVICE GOODS: Equipment consisting of electronic and mechanical gaming devices with integral attachments.

               GOOD FUNDS: United States dollars available to Lender in Federal funds at or before 2:00 p.m. Chicago time on a Business Day.

               GOVERNMENTAL BODY: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

               INCIPIENT DEFAULT: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

               INTANGIBLE COLLATERAL: as defined in Section 3.2(b).

               LEASE: any lease agreement or master lease agreement pertaining to Eligible Equipment between Borrower, as lessor and another Person, as lessee.

               LEASE DISCOUNTING FACILITY: the Lease Discounting Facility described in SECTION 2.1.1.

               LENDER LIEN: the Lien on the Collateral granted by Borrower to Lender pursuant to Article III of this Agreement.

          LEVERAGE RATIO: with respect to Borrower, as measured on a consolidated basis, total indebtedness (excluding subordinated debt, non-recourse debt and deferred funds for pending transactions) to Tangible Net Worth.

          LIEN: any mortgage, deed of trust, hypothecation, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature of any of the foregoing.

          LOAN DOCUMENTS: this Agreement, the Notes, the Warrant Agreement, the Assignments, the Contract Funding Requests, the Closing Certificate, UCC financing statements, and all other documents, instruments, and certificates executed by Borrower pursuant to this Agreement.

          LOAN REPAYMENT AMOUNT: with respect to an Advance at any time, the aggregate unpaid principal of, and accrued interest (including any interest accrued at the Default Rate) computed in accordance with the Simple Interest Method, on such Advance.

          LOCKBOX: the arrangement with the Bank, who will act as the agent for collection of all remittances and proceeds due to Borrower from End-Users subject to Facility Contracts, and which shall be identified as follows:

                         PDS Financial Corporation

                         _________________________

          LOCKBOX AGREEMENT: the agreement among Borrower, Lender and Bank, substantially in the form attached hereto as EXHIBIT D, which shall set forth the terms, conditions and provisions of the Lockbox.

          NATIVE AMERICAN: pertaining to any Indian tribe or instrumentality or entity thereof covered by the Indian Gaming Regulatory Act (IGRA), 25 U.S.C. Sections 2701-2721, or any similar successor legislation.

          NON-RECOURSE FACILITY: the Non-Recourse Facility set forth in
     SECTION 9.13 hereof.

          NOTES: the Facility Note executed in conjunction with each Advance.

          ORDINARY PREPAYMENT PREMIUM: (i) Five Percent (5%) of the amount prepaid if prepaid prior to the first anniversary of the related Disbursement Date, (ii) Four Percent (4%) of the amount prepaid if prepaid after the first anniversary to the second anniversary of the related Disbursement Date, (iii) Three Percent (3%) of the amount prepaid if prepaid after the second anniversary to the third anniversary of the related Disbursement Date; and (iv) Two Percent (2%) of the amount prepaid if prepaid after the third anniversary of the related Disbursement Date.

          PDS-NEVADA GUARANTY: that certain Guaranty executed by Borrower on behalf of Lender in connection with the PDS-Nevada Loan Agreement.

          PDS-NEVADA LOAN AGREEMENT: that certain Amended and Restated Loan and Security Agreement dated as of October 28, 1998 by and between Lender and PDS FINANCIAL CORP. - NEVADA, as amended from time to time.

          PERMITTED LIENS: any of the following Liens: (i) the Lender Lien;
     (ii) the Contracts; (iii) any Borrower Lien; (iv) any Liens expressly subordinate to (i), (ii) and/or (iii) above; and (v) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or
     (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside adequate reserves on its books.

          PERMITTED SUBSTITUTION: the substitution by Borrower of an Eligible Contract for a Facility Contract, in accordance with the provisions of
     Section 3.3, using the form of Substitution Agreement set forth in EXHIBIT M.

          PERSON: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, Native American tribe or Governmental Body.

          PROPERTY: all types of real, personal or mixed property and all types of tangible or intangible property.

          REPLACEMENT CONTRACT: a Facility Contract which is created by the terminating of an existing Facility Contract and financing a portion of the Eligible Equipment on a new Facility Contract with the same End-User or an End-User meeting equivalent credit criteria as determined by Lender.

          RESIDUAL FINANCE FACILITY: the Residual Finance Facility described in SECTION 2.1.2.

          RESIDUALS: all proceeds (net of refurbishment costs, if any) derived from the Equipment as a result of (i) extended or renewal Contract payments, (ii) exercised purchase options, and/or (iii) sale or lease of the Equipment to third parties; PROVIDED, HOWEVER, that with respect to such extended or renewal Contract payments, or third-party lease proceeds, such proceeds (including any estimated fair market value purchase option at end of the renewal period as reflected in the most recent AAA report referred to in Section 6.4(v) hereof) shall be discounted to present value using a discount rate equal to the Facility Rate in effect at the time of such re-lease.

          RESPONSIBLE OFFICER: any of the Chairman, President, Treasurer, Secretary or Vice President of Borrower.

          SODAK: Sodak Gaming, Inc.

          TANGIBLE NET WORTH shall mean, as measured on a consolidated basis, the result of (i) Borrower's net worth, minus (ii) Borrower's intangible assets; both as determined on a quarterly basis in accordance with GAAP.

          UCC: the Uniform Commercial Code.

     1.2 TIME PERIODS. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." All references in this Agreement and the other Loan Documents to "month," "quarter" or "year" shall be deemed to refer to a calendar month, quarter or year.

     1.3 ACCOUNTING TERMS. Unless otherwise specified in this Agreement, all accounting terms used herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP.

     1.4 REFERENCES. All references in this Agreement to an "Article," "Section," "subsection," "subparagraph," "clause," "Schedule" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause, Schedule or Exhibit, as applicable, of or to this Agreement.

     1.5 LENDER'S DISCRETION. Whenever the terms "satisfactory to," "determined by," "acceptable to," "shall elect," "shall request," or similar terms are used in this Agreement or any of the other Loan Documents to apply to Lender, except as otherwise specifically provided herein or therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to, or requested by, Lender, in its sole, but reasonable, discretion.

     1.6 STATEMENTS AS TO KNOWLEDGE. Any statements, representations or warranties which are based upon the best knowledge of Borrower shall be deemed to have been made after due inquiry with respect to the matter in question.

                                      ARTICLE II

                       FACILITIES AND PAYMENT/PREPAYMENT TERMS

     2.1       THE FACILITIES.

               2.1.1 THE LEASE DISCOUNTING FACILITY. The Lease Discounting Facility is one or more full recourse Advances made by Lender from time to time at its sole discretion to fund Eligible Contracts, subject to the provisions of Article II and Section 4.2. Notwithstanding anything contained herein to the contrary, the maximum combined amounts outstanding under (i) the Lease Discounting Facility PLUS (ii) the Lease Discounting Facility under the PDS-Nevada Loan Agreement, PLUS (iii) the Residual Financing Facility, PLUS (iv) the Residual Financing Facility under the PDS-Nevada Loan Agreement, shall not exceed Twenty Five Million Dollars ($25,000,000.00).

               2.1.2 THE RESIDUAL FINANCING FACILITY. The Residual Financing Facility is one or more full recourse Advances made by Lender from time to time at its sole discretion to fund Eligible Contracts, subject to the provisions of Article II and Section 4.2. No Contract shall be considered for an Advance under the Residual Financing Facility unless it has already been approved for an Advance under the Lease Discounting Facility. Notwithstanding anything contained herein to the contrary, the maximum combined amount outstanding under (i) the Residual Financing Facility plus
     (ii) the Residual Financing Facility under the PDS-Nevada Loan Agreement, at any one time, shall not exceed Five Million Dollars ($5,000,000.00).

               2.1.3 THE NON-RECOURSE FACILITY. The Non-Recourse Facility shall be as described in SECTION 9.13.

     2.2       VOLUNTARY TERMINATION OF FACILITY. Upon not less than sixty
(60) days' prior notice, either party may notify the other of its intention not to seek/provide any further financing hereunder; PROVIDED, however, that notwithstanding the foregoing, all of Borrower's Obligations shall survive any expiration or termination of this Agreement and/or the termination of any Facility Contract.

     2.3 INTEREST RATE, COMPUTATION. Each Advance shall be indicated by a Facility Note in the form of Exhibit G or G1, as applicable, which shall bear interest at the Facility Rate noted thereon, which shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged.

     2.4 SERVICING AND PAYMENTS. Borrower, at its sole cost and expense, shall be responsible for the billing and collecting of the payments due under any Facility Contract(s). All non ACH billing with respect to Facility Contracts shall be accomplished by separate invoices (i.e., not included in invoices to the same End-User for rentals or other payments due under any other agreement between Borrower and End-User), and shall direct the End-Users to forward all Facility Contract remittances (including, but not limited to rents, renewal rents and Casualty Payments) to the Lockbox, which shall be subject to the Lockbox Agreement, and at the Bank. All ACH billing shall utilize the Bank's EFT service, with such ACH proceeds directed to a suitable Blocked Account at the Bank, and subject to the Blocked Account Agreement. The fees and expenses of such Lockbox and ACH/EFT service shall be payable by Borrower. If the underlying End-Users in an Advance have a single due date, Borrower shall pay to Lender the amounts due under the related Facility Contracts within 15 days from such due date, whether or not such amounts have been remitted by the respective End-Users. If the underlying End-Users in an Advance have a multiple due dates, Borrower shall pay to Lender the amounts due under the related Facility Contracts by the 10th of the following month, whether or not such amounts have been remitted by the respective End-Users. All payments made pursuant to this subsection 2.4 shall be applied FIRST, to any accrued and unpaid fees and expenses then owed by Borrower to Lender; SECOND, to accrued and unpaid interest then due Lender calculated at the Facility Rate through the last date of such immediately preceding month, and THIRD, to principal due Lender on the applicable Advances until paid in full. In the event (i) Borrower fails to perform the foregoing billing and collecting duties in a manner satisfactory to Lender in its sole discretion, or (ii) of a Contract Event of Default which remains uncured for more than ninety (90) days, then Lender may terminate Borrower's authorization under this Section (in the event of a Contract Event of Default, such termination shall only relate to the specific Contract in default) and send notice of same to the Bank.

     2.5       PREPAYMENT.

               2.5.1 VOLUNTARY PREPAYMENT. No voluntary prepayment by Borrower of any Advances shall be permitted; however, after the first anniversary of the initial Disbursement Date, Borrower shall be permitted to prepay any Advance (without liability for the Ordinary Prepayment Premium) in the event the Loan Repayment Amount with respect thereto falls to less than Five Percent (5%) of the original principal amount set forth in the applicable Note.

               2.5.2     MANDATORY PREPAYMENT.

                    2.5.2.1 TERMINATION OF CONTRACT. If an End-User voluntarily terminates a Facility Contract before its scheduled expiration by exercising an option to purchase the Facility Equipment, Borrower shall prepay the associated Advance within ten (10) Business Days of such termination by paying to Lender the sum of (i) the Loan Repayment Amount with respect to such Advance, (ii) the applicable Ordinary Prepayment Premium, and
               (iii) any Residuals payable pursuant to Section 2.7. Notwithstanding the foregoing, if Borrower elects to exercise its right of Permitted Substitution with respect to such terminated Facility Contract, no Ordinary Prepayment Premium shall be payable with respect thereto.

                    2.5.2.2 CASUALTY. If any Equipment subject to an Advance is lost or damaged, and cannot be repaired or replaced with substantially similar Equipment by the first due date occurring not less than thirty (30) days after such loss or damage, Borrower shall prepay the associated Advance within ten (10) Business Days thereafter by paying to Lender the Loan Repayment Amount with respect to such Advance AND, to the extent Borrower is able to collect sufficient proceeds from the insurance carrier and/or the End-User, an amount to additionally reimburse Lender for costs incident to breaking its corresponding debt, which shall not exceed three percent (3%) of the principal amount prepaid, and which shall be evidenced by a certificate prepared by Lender showing, in reasonable detail, the calculation of such costs. No Ordinary Prepayment Premium shall be payable in respect to a mandatory prepayment made pursuant to this subsection.

                    2.5.2.3 CONTRACT EVENT OF DEFAULT. If Borrower prepays an Advance pursuant to Section 8.3.3 with respect to a Contract Event of Default, no Ordinary Prepayment Premium shall be payable by Borrower to Lender in connection with any such prepayment, but Borrower shall continue to be liable to Lender for any Residuals payable pursuant to Section 2.7.

                    2.5.2.4 EARLY TERMINATION WITHOUT END-USER BUYOUT. If a Facility Contract is voluntarily terminated by a End-User prior to the scheduled expiration, without the exercise of a purchase option, Borrower shall prepay the associated Advance within thirty (30) days of such event by paying to Lender the sum of:
               (i) Loan Repayment Amount, (ii) the applicable Ordinary Prepayment Premium, and (iii) any Residuals payable pursuant to
               Section 2.7. Notwithstanding the foregoing, if Borrower elects to exercise its right of Permitted Substitution with respect to such terminated Facility Contract, no Ordinary Prepayment Premium shall be payable with respect thereto.

                    2.5.2.5 UPGRADES AND ADDITIONS. Borrower may agree with an End-User under a Facility Contract that certain Facility Equipment subject thereto shall be upgraded or that additional Eligible Equipment should be added, resulting in a new Facility Contract or replacement Facility Contract, so long as (i) no Event of Default shall have occurred or is continuing hereunder,
               (ii) the End-User shall have sought and obtained Lender's prior, written consent at the time of the upgrade, (iii) the End-User shall be deemed to be a "High Quality Credit" by Lender in its sole discretion, (iv) the Facility Contract in question contains upgrade provisions pre-approved by Lender and acknowledged by End-User at the inception thereof, (v) an upgrade under such Facility Contract may take place no more often than once per year, commencing with the first anniversary date of such Facility Contract, (vi) a maximum of twenty five percent (25%) of the Facility Equipment subject to such Facility Contract, calculated using the Acquisition Cost thereof, is upgraded at any one time, and (vii) the upgradeable Facility Equipment shall be limited to new slot machines.

                         (a) AMENDMENT OF FACILITY CONTRACT SCHEDULE TO INCORPORATE UPGRADES/ADDITIONS. If Borrower and such End-User amend such Facility Contract to increase the payments payable thereunder in consideration of such upgrade or addition, Borrower may request that Lender finance the additional Contract Proceeds arising under such amendment (the "Contract Amendment") attributable to such increase in payments. Not later than ten (10) Business Days after such request, Lender shall give Borrower written advice as to whether Lender, in its sole discretion, has elected to finance such additional Contract Proceeds. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined to finance such additional Contract Proceeds and shall so advise Borrower in writing. If Lender agrees to finance such additional Contract Proceeds, Lender shall, subject to satisfaction of the conditions precedent set forth in Section 4.2, make an Advance in an amount as Lender shall determine. The Disbursement Date with respect to such Advance shall be a date agreed upon in writing by Lender and Borrower. If Lender agrees to make such an Advance, the Contract Amendment shall be considered a "Facility Contract" for all purposes of this Agreement. If Borrower finances such upgrades or additions through a source other than Lender and does not prepay in accordance with this Section, Borrower covenants and agrees that any security interest granted to a source other than Lender shall not conflict with or prime Lender's security interest.

                         (b) TERMINATION OF CONTRACT SCHEDULE/EXECUTION OF A REPLACEMENT CONTRACT. If Borrower and such End-User agree that the Equipment subject to a Facility Contract shall be upgraded, and agree to terminate the related Facility Contract and enter into a Replacement Contract schedule incorporating a portion of the existing Equipment and the upgrade/additional Equipment, Borrower shall offer Lender the right of first refusal to finance the Replacement Contract. Not later than ten (10) Business Days after such request, Lender shall give Borrower written advice as to whether Lender, in its sole discretion, has elected to finance such Replacement Contract. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined to finance such additional Contract Proceeds and shall so advise Borrower in writing. If Lender agrees to finance such Replacement Contract, Borrower shall pay to Lender the Loan Repayment Amount with respect to the existing Facility Contract, and Lender shall, subject to satisfaction of the conditions precedent set forth in
                    Section 4.2, make an Advance in an amount equal to the lesser of (i) the present value of all payments due thereunder (with the exception of any manufacturer's discounts, deposits (including security deposits) or down/advance payments made by End-User) for the Approved Contract Term of each such Facility Contract, using a discount rate to determine such present value equal to the Facility Rate, or (ii) the sum of (A) One Hundred percent (100%) of the Acquisition Cost for each item of Facility Equipment that was not previously subject to the existing Facility
                    Contract and (B) the Loan Repayment Amount with respect to the existing Facility Contract. The Disbursement Date with respect to such Advance shall be a date agreed upon in writing by Lender and Borrower. If Lender agrees to make such an Advance, the Replacement Contract shall be considered a "Facility Contract" for all purposes of this Agreement.

                         If Lender elects not to finance a Replacement
                    Contract pursuant to this Section 2.5.2.5(b), Borrower shall, prior to the next Facility Contract due date, pay the Loan Repayment Amount with respect thereto. No Ordinary Prepayment Premium shall be payable with respect thereto so long as Borrower has fully complied with the requirements of this Section 2.5.2.5(b).

               2.5.3 NO OTHER PREPAYMENTS PERMITTED. No Advance may be prepaid except as otherwise expressly provided in this Agreement.

               2.5.4 INVOLUNTARY PREPAYMENT. Any prepayment of the Advances received by Lender resulting from the exercise by Lender of any remedy available to Lender subsequent to the occurrence of a Borrower Event of Default and the acceleration of Borrower's Obligations shall be deemed to be a mandatory prepayment, and the applicable Ordinary Prepayment Premium shall be payable with respect thereto.

     2.6 CONTRACT EXTENSIONS OR END-USER BUYOUT FINANCING. If, at the end of the Approved Contract Term an End-User elects to (i) extend the Contract, or (ii) purchase the Facility Equipment subject thereto with financing provided by Borrower, Borrower shall offer to Lender the right of first refusal to finance such Contract extension or such end-of-term purchase option. Not later than ten (10) Business Days after such request, Lender shall give Borrower written advice as to whether Lender, in its sole discretion, has elected to provide such financing. If Lender fails to give such advice within such ten (10) day period, Lender shall be deemed to have declined such financing and shall so advise Borrower in writing. If Lender agrees to provide such financing, Lender and Borrower shall mutually agree regarding the terms thereof. All Contract Proceeds received by Borrower and forwarded to Lender hereunder shall be subject to Section 2.7.

     2.7 RESIDUAL PAYMENTS. Lender shall be entitled to receive 100% of the Residuals attributable to any Facility Contract until Lender shall have recovered the balloon payment/Estimated Residual amount set forth in the applicable Amortization Schedule (which Lender shall have full recourse to Borrower).

     2.8 LATE CHARGES; DEFAULT RATE. If any payment of principal or interest to be made by Borrower to Lender under the Facility becomes past due for a period of 10 days, Borrower shall pay to Lender on demand a late charge of five percent (5%) of the amount of such overdue payment. In addition, during a Default Rate Period, Borrower's Obligations pertaining to the Facility shall bear interest at the Default Rate.

     2.9 PAYMENT AFTER BORROWER EVENT OF DEFAULT. Upon the occurrence and during the continuation of a Borrower Event of Default, all Contract Proceeds pertaining to Facility Contracts and/or Facility Equipment shall be applied by Lender in such manner as Lender shall determine.

     2.10 MAXIMUM INTEREST. Notwithstanding any provision to the contrary herein contained, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law. Lender and Borrower have agreed that the interest laws of the state of Illinois shall govern the relationship between them, but in the event of a final adjudication to the contrary, NUNC PRO TUNC, Borrower shall be obligated to pay to Lender only such interest as then shall be permitted by the applicable laws of the state found to govern the contract relationship between Lender and Borrower. All interest found in excess of that rate of interest allowed and collected by Lender shall be applied to the Advances in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

     2.11 METHOD OF PAYMENT; GOOD FUNDS. All payments which are to be made by Borrower to Lender pursuant to the Loan Documents shall be made by wire transfer to BANK OF AMERICA, 231 South LaSalle Street, Chicago, Illinois 60697; ABA #071000039, Heller Financial, Inc., Acct. #74-21753, Phone Advice to Product Credit Manager -- Lease Portfolio

Funding, Heller Sales Finance and to Product Business Manager -- Lease Portfolio Funding, Heller Sales Finance: 312-441-7914. Payment shall not be deemed to be received until Lender is in receipt of Good Funds.

                                     ARTICLE III

                               NOTES; SECURITY INTEREST

     3.1 NOTES. Borrower's Obligations described in clause (i) of the definition of such term shall be evidenced by the Notes.

     3.2 GRANT OF SECURITY INTEREST. As security for the payment and performance of Borrower's Obligations, whether arising hereunder or under any other agreement between Borrower and Lender, including, but not limited to the PDS-Nevada Guaranty, Borrower hereby grants to Lender, subject to all mandatory provisions of law, including without limitation, the Gaming Laws, a Lien in the following described collateral (the "Collateral"), such Lien to be superior and prior to all other Liens other than Permitted Liens:

               (a) FACILITY EQUIPMENT. All of Borrower's right, title and interest (including any residual interest) in and to the Facility Equipment.

               (b) THE CONTRACTS. All chattel paper and Contracts pertaining to any Facility Equipment, including, without limitation, all of Borrower's right, title and interest in, to and under each Facility Contract relating to each item of Facility Equipment and the right to receive all payments thereunder (collectively, the "Intangible Collateral").

               (c) LOCKBOX, LOCKBOX AGREEMENT, BLOCKED ACCOUNT AND BLOCKED ACCOUNT AGREEMENT. The Lockbox, Lockbox Agreement, Blocked Account and Blocked Account Agreement.

               (d) BOOKS AND RECORDS. All of the books and records of Borrower pertaining to the Property described in subparagraphs (a) -
     (c) above.

               (e) PROCEEDS. All attachments, additions, accessions, upgrades, accessories and replacements pertaining to the items described in subparagraphs (a) through (d) above, as applicable, including all cash and non-cash proceeds (including Casualty Payments and other insurance proceeds) pertaining thereto.

     Lender shall not be required to look to the Collateral for the payment of Borrower's Obligations under the Full Recourse Facility, but may proceed against Borrower in such manner as Lender deems desirable. All of the Collateral assigned to Lender hereunder shall secure the payment and performance of all of Borrower's Obligations, and whether now existing or in the future; provided, however, that upon the payment and performance in full of all of Borrower's Obligations with respect to a Facility Contract (or the exercise of a Permitted Substitution with respect thereto), the Loan Documents applicable to such Facility Contract and such Facility Equipment shall automatically terminate, Lender shall execute and deliver to Borrower such UCC termination statements and other instruments as may be necessary to release the applicable Lender Lien(s) in the related Collateral, and shall return all items of chattel paper to Borrower with respect thereto.

     ALL ADVANCES HERETOFORE MADE PURSUANT TO, AND SECURED BY, THE ORIGINAL LOAN AGREEMENT SHALL HEREAFTER BE SECURED HEREBY, AND THE SECURITY INTEREST GRANTED HEREBY SHALL BE DEEMED TO BE A CONTINUATION OF AN EXISTING SECURITY INTEREST, RATHER THAN A RELEASE OR TERMINATION AND GRANT OF A NEW SECURITY INTEREST.

     3.3 SUBSTITUTION OF CONTRACTS. Within One Hundred Twenty (120) days after a Contract Event of Default occurs, or immediately in the event of a prepayment by an End-User with respect to a Facility Contract, or with the prior, written agreement of Lender, in addition to any other remedy available hereunder to Borrower with respect thereto, Borrower may substitute another Eligible Contract for an existing Facility Contract ("Existing Facility Contract"), provided (i) that Lender shall have the right to approve such Eligible Contract at its sole discretion, (ii) that the present value (determined using a discount rate which is equal to the Facility Rate which is applicable to the Existing Facility Contract) of the payments remaining under such Substitute Contract, is equal to or greater than the present value (calculated as described above) of the remaining payments of such Existing Facility Contract, including any payments which are past due under such Existing Facility Contract; and (iii) that the number of payments remaining under such Substitute Contract equals or exceeds the number of payments remaining under the Existing Facility Contract. If such substitution occurs as a result of a Contract Event of Default, such substitution shall be deemed to cure such Contract Event of Default. As a precondition to any Permitted Substitution, Lender shall have the right to verify the existence and terms of such Substitute Contract with the applicable End-User.

                                   ARTICLE IV

                         CONDITIONS OF CLOSING; ADVANCES

     4.1 CONDITIONS OF CLOSING. The Closing shall not take place unless all of the conditions set forth in this Section 4.1 have been satisfied in a manner, form and substance satisfactory to Lender:

               4.1.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects.

               4.1.2 DELIVERY. The following shall have been delivered to Lender, each duly authorized and/or executed, as applicable:

                    (a)  the Agreement, with all Exhibits and Schedules; and
                              the Closing Certificate;

                    (b)  a certificate of the Secretary or an Assistant
                              Secretary of Borrower in the form of EXHIBIT H, with all attachments noted therein;

                    (c)  a certified copy of the forms of Contract used by
                              Borrower, to be attached to the Agreement as
                              SCHEDULE 4.1.2;

                    (d)  the Lockbox Agreement and the Blocked Account
                         Agreement;

                    (e)  the Warrant Agreement in the form of EXHIBIT O.

                    (f) a structuring fee equal to One Hundred Fifty Thousand Dollars ($150,000.00) in Good Funds;

                    (g)  an updated report from AAA or another appraisal firm
                              acceptable to Lender, setting forth current Fair Market and Orderly Liquidation Values of the principal types of Eligible Equipment subject to this Agreement, which Lender may utilize in its sole, but reasonable, discretion in determining acceptable Estimated Residuals therefor; and

                    (h)  such additional instruments, documents, certificates, consents, financing statements, waivers and opinions as Lender reasonably may request, including, but not limited to, a Trust Agreement substantially in the form of EXHIBIT N hereto, in the event that Borrower will be retaining possession of any original master leases comprising Facility Contracts.

               4.1.3 SECURITY INTERESTS. All UCC financing statements, including UCC-1(s) naming Borrower as debtor and Lender as secured party to be filed where applicable, using the collateral description substantially in the form attached hereto as EXHIBIT B, shall have been filed and confirmation thereof received by Lender.

               4.1.4 OPINION OF COUNSEL. Lender shall have received (i) from DORSEY & WHITNEY, LLP, counsel to Borrower, an updated opinion dated as of the Closing Date, addressed to Lender, in substantially the form previously furnished to Lender by Dorsey & Whitney, LLP in conjunction with the Original Loan Agreement, and (ii) from external counsel jointly acceptable to Borrower and Lender, opinions in form and content acceptable to Lender, addressed to Lender, and covering Borrower's compliance with Gaming Laws and Gaming Authorities in the states of Nevada, Indiana, New Jersey and Mississippi, and covering the necessary procedures to be followed by Lender with respect to the exercise of the remedies set forth in this Agreement.

               4.1.5 PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with prior to or at the Closing Date.

               4.1.6 APPROVAL OF LOAN DOCUMENTS AND SECURITY INTERESTS. The approval and/or consent shall have been obtained from all Governmental Bodies, Gaming Authorities and all other Persons whose approval or consent is necessary or required to enable Borrower to (i) enter into and perform its obligations under the Loan Documents, (ii) grant to Lender the Lender Lien and (iii) consummate the Advances.

               4.1.7 MATERIAL ADVERSE CHANGE. Since the issuance of Borrower's most recent fiscal year-end financial statements, no event shall have occurred which has a material adverse effect on (i) the financial condition, Property, business, operations, ownership, structure, prospects or profits of Borrower, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or (iii) the Collateral.

               4.1.8 SLOTSOURCE INVOICES. Lender shall have received, reviewed and approved the sampling of invoices pertaining to SLOTSOURCE's fourth quarter, 1997 sales.

     4.2       PROCEDURES FOR AND CONDITIONS TO ADVANCES

               4.2.1 DISCRETIONARY BORROWING/LENDING. NOTWITHSTANDING THE OTHER PROVISIONS OF THIS AGREEMENT, ADVANCES SHALL BE MADE ONLY WHEN BOTH (I) BORROWER, IN ITS SOLE DISCRETION, DESIRES TO BORROW MONEY FROM LENDER, AND (II) LENDER, IN ITS SOLE DISCRETION, DESIRES TO LOAN MONEY TO BORROWER; IT BEING AGREED THAT THIS AGREEMENT SHALL NOT BE CONSTRUED AS IMPOSING ANY DUTY ON BORROWER TO BORROW FROM LENDER, NOR ANY DUTY ON LENDER TO LOAN TO BORROWER. IN CONSTRUING THE PURPOSE AND INTENT OF THIS AGREEMENT, THIS SECTION 4.2.1 SHALL TAKE PRECEDENCE OVER ALL OTHER PROVISIONS.

               4.2.2 PROCEDURE FOR ADVANCE(s). Subject to the satisfaction of the terms and conditions set forth in this Section 4.2, on or after the Closing Date Borrower may request Lender to disburse the proceeds of any Advance as set forth by Borrower in the related Contract Funding Request. The Contract Funding Request shall specify: (A) the date such Advance is to be made, which shall be a Business Day not less than 5 Business Days after the delivery to Lender of such Contract Funding Request, (B) the amount of Advance, which shall not exceed the applicable Facility Funding Amount, and without the written consent of Lender, be not less than $500,000.00, and (C) the names of any unpaid vendors or suppliers of the Eligible Equipment subject to the Contracts included in the Contract Funding Request, and the amounts with respect thereto. Lender shall not be obligated to consider making any Advance
     (i) if an Incipient Default or Event of Default exists or will occur if the requested Advance is made, (ii) any more frequently than twice each month under the Facility, (iii) with respect to any Contract which Lender determines is not an Eligible Contract or for an End-User which Lender determines is not an Eligible End-User; or (iv) if, as a result of such Advance, any guideline set forth in SCHEDULE 4.2.2, as jointly amended by Borrower and Lender from time to time, would be violated as a result thereof.

               4.2.3 CONDITIONS OF ADVANCES. Lender shall not be obligated to consider making any Advance(s) on or after the Closing Date unless all of the conditions set forth in this Section 4.2 have been satisfied in a manner, form and substance satisfactory to Lender, including the following:

                    4.2.3.1 REPRESENTATIONS AND WARRANTIES. On the date of such Advance, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects. Lender shall have the right, as a precondition to any Advance made more than one year after the Closing Date, to require updated evidence of Borrower's and Borrower's officers' authority to execute Advance documentation.

                    4.2.3.2 DELIVERY OF DOCUMENTS. In addition to the documents previously delivered to Lender pursuant to Section 4.1, the following shall have been delivered to Lender, each duly authorized and executed:

                         (a) the Contract Funding Requests for the Advances to be made, with all attachments noted therein;

                         (b)  a Gaming Device Goods remarketing agreement in
                                   form and content acceptable to Heller, from Sodak or another Gaming Device Goods distributor acceptable to Lender;


                         (c)  such additional instruments, documents,
                                   certificates, consents, financing
                                   statements, waivers and opinions as Lender reasonably may request, including any opinions of outside counsel of the type described in Section 4.1.4(ii) if the Eligible Equipment subject to such Advance pertains to a state for which an opinion has not previously been furnished.

                    The requirement of the Gaming Device Goods remarketing agreement set forth in Section 4.2.3.2 shall be waived for any Advance made prior to sixty (60) days from the Closing Date so long as the aggregate Loan Repayment Amount for all such Advances does not exceed Twelve Million Dollars ($12,000,000.00); PROVIDED, HOWEVER, that in the event Borrower fails to deliver to Lender such Gaming Device Goods remarketing agreement by sixty (60) days from the Closing Date, or in the event that such Gaming Device Goods remarketing agreement expires or is terminated by any party thereto, and is not replaced with a similar agreement acceptable to Heller within sixty
                    (60) days from the effective date of such termination or expiration, Lender shall have all or any of the following options and/or remedies, in addition to its other remedies set forth in this Agreement:

                         (a)  immediately declare that no further Advances be
                                   made hereunder or under the PDS-Nevada Loan
                                   Agreement; and

                         (b)  immediately require that Borrower make a
                                   Mandatory Prepayment (including payment of the related Ordinary Prepayment Premium) of any Facility Contracts as to which Borrower has failed to provide any required instruments, documents, certificates, consents, financing statements, waivers and opinions as set forth by Lender; and

                         (c)  immediately require that Borrower make a
                                   Mandatory Prepayment (including payment of the related Ordinary Prepayment Premium) of one or more Advances, in the inverse order of maturity, to the extent necessary to reduce the aggregate Loan Repayment Amount for all remaining Advances to Ten Million Dollars ($10,000,000.00).
                                   Borrower's obligation to make such
                                   Mandatory Prepayment shall be in addition to Borrower's obligation pursuant to
                                   Section 8.3.3 to continue to prepay
                                   Facility Contracts as to which Contract
                                   Events of Default have occurred.

                    4.2.3.3 SECURITY INTERESTS. All UCC financing statements, including, but not limited to:

                         (a)  in the case of Facility Contracts under which
                                   Borrower is deemed by Lender to be the
                                   owner of the Equipment, UCC-1(s) naming
                                   Borrower as debtor, and Lender as secured party, to be filed where the Equipment is located and at Borrower's principal place of business,

                         (b)  UCC-1(s) naming End-User as debtor or lessee,
                                   and Borrower as secured party or lessor, to be filed in the state(s) where the Equipment is located,

                         (c)  In the event that Lender has not been named as
                                   assignee on the UCC-1(s) referred to in
                                   subsection 4.2.3.3(b), UCC-3(s), as
                                   required, naming Lender as assignee to be filed in the jurisdiction(s) where the UCC-1(s) referred to in subsection 4.2.3.3(b) are filed, and

                         (d)  all other filings and actions necessary to
                                   perfect and maintain the Lender Lien as a valid and perfected Lien in the Collateral,

                    shall have been filed and confirmation thereof received by Lender.

                    4.2.3.4 CONFIRMATION WITH END-USERS AND VENDORS. Lender or its agents, at Lender's discretion, shall have verified with all End-Users the existence and terms of the related Facility Contract, the delivery of the Facility Equipment, and shall have verified that the vendors and/or Facility Equipment suppliers have been paid, PROVIDED,

               HOWEVER, that at Lender's discretion, Lender shall have the option to require the foregoing proof of payment subsequent to the Disbursement Date of an Advance.

                    4.2.3.5 NO MATERIAL OMISSION ITEMS ON PREVIOUS ADVANCES. All material missing and/or incomplete items to be furnished by Borrower with respect to previous Advances shall have been completed to Lender's reasonable satisfaction.

                    4.2.3.6 ADDITIONAL CONDITIONS. Borrower shall have re-satisfied the conditions set forth in Sections 4.1.5 (PERFORMANCE; NO DEFAULT), 4.1.6 (APPROVAL OF LOAN DOCUMENTS AND SECURITY INTERESTS), and 4.1.7 (MATERIAL ADVERSE CHANGE) with respect to the requested Advance(s).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Lender as follows:

     5.1 ORGANIZATION, POWER, AUTHORITY, ETC. Borrower (i) is duly organized, validly existing and in good standing under the laws of the state of Minnesota, (ii) is qualified to do business in every jurisdiction in which the character of the Property owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude Borrower from enforcing its rights with respect to any Facility Contract or Facility Equipment or would expose Borrower to any material loss or liability, (iii) has the power and authority to carry on its business, (iv) has the power and authority to execute and perform this Agreement and the other Loan Documents, and (v) has duly authorized the execution, delivery and performance of this Agreement and the other Loan Documents.

     5.2 VALIDITY, ETC., OF LOAN DOCUMENTS. This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles (whether or not any action to enforce such document is brought at law or in equity). The execution, delivery and performance of the Loan Documents by Borrower (i) has not violated and will not violate any provision of law, any order of any Governmental Body, or the Certificate of Incorporation or Bylaws of Borrower (or the equivalent of the foregoing if Borrower is not a corporation), or any indenture, agreement or other instrument to which Borrower is a party, (ii) is not in conflict with, will not result in a breach of or, with the giving of notice, or the passage of time, or both, will not constitute a default under any such indenture, agreement or other instrument, and (iii) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the Property of Borrower, except for Permitted Liens.

     5.3 OTHER AGREEMENTS. Borrower is not a party to any agreement or instrument materially adversely affecting its present or proposed business, properties, or assets, and Borrower is not in default in the performance, observance or fulfillment of any material obligation, covenant or condition set forth in any agreement or instrument to which it is a party, which default would have a material adverse effect on the ability of Borrower to consummate any of the transactions contemplated by the Loan Documents or to perform any of its obligations under any of the Loan Documents.

     5.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of Borrower and its chief executive office are at 6171 McLeod Drive, Las Vegas, Nevada 89120. Borrower has not done business under any name other than PDS FINANCIAL CORPORATION or PROGRESSIVE DISTRIBUTION SYSTEMS, INC. D/B/A PDS LEASING SERVICES.

     5.5 PRIORITY. The Lender Lien is subject to no prior Liens other than Permitted Liens, and all Borrower Liens have been or will be assigned to Lender pursuant to an Assignment.

     5.6 FINANCIAL STATEMENTS. Borrower has delivered to Lender the financial statements described on SCHEDULE 5.6. Such financial statements present fairly the financial condition and results of operations of Borrower as of the dates and for the periods indicated therein. All of the foregoing financial statements, except as otherwise indicated therein, have been prepared in accordance with GAAP.

     5.7 LITIGATION. Except as set forth in SCHEDULE 5.7, there are no actions, suits, arbitrations, proceedings or claims (whether or not purportedly on behalf of Borrower) pending or to the best knowledge of Borrower, threatened, against Borrower or maintained by Borrower, at law or in equity or before any Governmental Body which, if adversely determined, would have a material adverse effect on the ability of Borrower to consummate any of the transactions contemplated by the Loan Documents or perform any of its obligations under any of the Loan Documents.

     5.8 NECESSARY PROPERTY. Borrower has all necessary rights in its Property (including all patents or trademarks) which are necessary to conduct the business of Borrower as now conducted.

     5.9 VALIDITY AND ENFORCEABILITY OF CONTRACTS. At the time a Contract is assigned to Lender (and thereupon becomes a Facility Contract) and, unless expressly limited to that point in time, at all future times with respect to each of the Facility Contracts, all rights assigned as part of the Facility Contracts, including without limitation all Facility Equipment covered thereby:

               (i) Any modifications of a Contract from the form approved by Lender, as attached to this Agreement as part of SCHEDULE 4.1.2, are identified in the Contract by amendment or conspicuous markings, letterings or title heading (E.G., "Additional Provisions"), and the existence of such modifications are noted by Borrower in the related Contract Funding Request; all Contracts with non-Native American End-Users have been originated by Borrower (or other entity acceptable to Lender) as either lessor or secured party; all Contracts with Native American End-Users have been originated either by Borrower, Sodak (or other entity acceptable to Lender) as either lessor or secured party; all Contracts arise from a bona fide non-cancelable contract for Eligible Equipment with an Eligible End-User for an Approved Contract Term; and all Equipment described in the Contracts is in all respects in accord with the requirements of the Contracts and has been delivered to and unqualifiedly accepted by the End-User thereunder; unless specifically agreed to by Lender in writing, none of the Equipment, after delivery and acceptance by the End-User, is a fixture under the applicable laws of any state where such Equipment is or may be located nor is located outside the United States;

               (ii) All Contracts and related Equipment comply with all applicable laws and regulations, including, without limitation, interest/usury, truth-in-lending, Gaming Laws and disclosure laws; all Contracts are genuine, valid, binding and enforceable in accordance with their terms, accurately describe the related Equipment and the Payments due under the Contracts, and are in all respects what they purport to be; all Contracts, the related Equipment and all proceeds thereof are not subject to any lien, claim or security interest except the interest of the End-User, which shall be assigned to Lender contemporaneously herewith, and Permitted Liens; all Contracts, and related rights, agreements, documents and instruments are assignable to Lender without consent of any person, including without limitation, any End-User or any Governmental Body or agency and no such assignment will delegate, create or impose any duty, obligation or liability on Lender; and all Contracts with a Native American End-User contain valid and enforceable (i) waivers of sovereign immunity, (ii) representations and warranties from Sodak (or another Native American gaming lessor acceptable to Lender) enforceable by Lender in the event that sovereign immunity is asserted by the Native American End-User as a defense to payment or enforcement proceedings, and (iii) opinion(s) of counsel to such Native American End-User in form acceptable to Borrower and Lender;

               (iii) At the time of Borrower's assignment of the Contracts, and subject to compliance with all mandatory provisions of law, including without limitation, the Gaming Laws, Borrower has (A) good title to all of the Contracts, including the right to receive the payments due thereunder, (B) either good title to or a first, prior and perfected lien in all related Equipment; (B) all legal power, right and authority to sell the Contracts and grant the security interest described herein to Lender; (C) not sold, transferred, encumbered, assigned or pledged any part of the Contracts or related Equipment to any other Person; and (D) paid in full all vendors of the Equipment subject to the Contracts, or will agree to have Lender pay such vendors with the proceeds of the applicable Advance;

               (iv) All counterparts of all Contracts have been clearly marked to indicate that only one thereof is the "Original" and assignable, and such counterpart shall be the counterpart delivered to Lender at the time of Borrower's assignment of the Contract;

               (v) Except for any master leases, Borrower has provided Lender with an original of all material agreements entered into in connection with the Contracts, and the Equipment related to such Contracts; the Contract constitutes the entire agreement and there are no oral representations, warranties or agreements related thereto; the Contracts employ substantially standard pricing and documentation (including, without limitation, provisions concerning payment terms, assignment, maintenance, termination, renewal, insurance and stipulated loss provisions) which have been approved by Lender; the Contracts contain no purchase option to the End-User which has not been disclosed in writing to Lender;

               (vi) Each party to each Contract has all the legal capacity, power and right required for it to enter into such Contract and any supplemental agreements, and to perform its obligations thereunder; all such actions have received all corporate or governmental authorization required by any applicable charter, by-law constitution, law, rule or regulation;

               (vii) None of the following existed at the time of Borrower's assignment to Lender of the Contracts: (i) any payment owing with respect to any Contract is past due more than ten (10) days, (ii) any End-User is otherwise in default under a Contract, or (iii) any End-User has canceled or terminated or given notice of or attempted to cancel or terminate any Contract;

               (viii) There exist no setoffs, abatements, recoupments, claims, counterclaims or defenses on the part of any End-User under the Contracts to any claims against or obligations of any End-User thereunder, nor do the Contracts by their terms give rise to any such right of setoff, abatement, recoupment, claims, counterclaims or defenses against Borrower or assignee of Borrower;

               (ix) Borrower has not done anything that might impair the value of the Contracts or any Equipment covered by the Contracts;

               (x) All sales, gross receipts, property or other taxes, assessments, fines, fees and other liabilities relating to the Contracts, the related Equipment, or the proceeds thereof have been paid when due and all filings in respect of any such taxes, assessments, fines, fees and other liabilities have been timely made;

               (xi) Borrower is not in default which has continued beyond any applicable grace periods or cure rights of any of its obligations under the Contracts, including without limitation, any obligation to repair, maintain or replace any Equipment or to provide service as provided in the Contracts;

               (xii) The Contracts have not been altered, modified, changed or amended except as such alterations, modifications, changes or amendments are set forth in writing and provided to Lender prior to Borrower's assignment of the Contracts; nor will Borrower agree to any alterations, modifications, changes or amendments after Borrower's assignment without Lender's prior written consent or as specifically set forth in this Agreement with respect to upgrades or early terminations;

               (xiii) At the time of Borrower's assignment of the Contracts, no amounts have been prepaid on the Contracts except advance payments which are required by the express written terms of the Contracts;

               (xiv) Borrower has not withheld any information or material facts in connection with any Contracts or Equipment which would make any information furnished to Lender misleading and Borrower has no knowledge of any Contract Event of Default or of any fact which may impair the validity, value or enforceability of any Contract or Equipment;

               (xv) To the best of Borrower's knowledge, any credit information provided to Lender by Borrower with respect to any End-User is true and correct in all material respects;

               (xvi) All Equipment covered by the Contract (A) is in good condition and repair and suitable for the purposes for which it is intended; (B) is covered by comprehensive physical damage insurance for the full insurable value thereof, unless otherwise mutually agreed to by Borrower and Lender, and, if applicable, general public liability coverage. Borrower, "its assigns and/or collateral assigns" have been named as "Loss Payee" and, if applicable, as "Additional Insured" on any policies procured by the End-User. Said insurance is in full force and effect, and has not lapsed or been cancelled by the End-User or the respective insurers;

               (xvii) The Contract will not be canceled or terminated or attempted to be canceled or terminated prior to the full term indicated for such Contract, except as may be specifically set forth in this Agreement;

               (xviii)   Borrower has not breached any representation, warranty
     or guarantee under the Contract or any agreement, document or instrument related thereto;

               (xix) Upon recording financing statements with respect to the Contracts and the related Equipment, and Lender's possession of the original chattel paper with respect thereto, Lender's security interest therein shall be perfected and shall have priority over all other liens, claims, rights of other persons and security interests with respect thereto; and

               (xx) Borrower has not filed any UCC-1 or other document in the public records against any End-User or End-User Guarantor concerning any proposed Facility Contract or Equipment EXCEPT those which have been disclosed and either assigned or subordinated to Lender's interest in the Facility Contracts and the related Equipment and Proceeds, and there are no other UCC-1's or other public record filings concerning any part of any Facility Contracts or Equipment whether executed by or in favor of Borrower.

                                      ARTICLE VI

                                AFFIRMATIVE COVENANTS

     Borrower covenants and agrees with Lender as follows:

     6.1 PAYMENT OF BORROWER'S OBLIGATIONS. Borrower shall pay and perform all of Borrower's Obligations as and when the same become due, payable and/or performable, as applicable.

     6.2 PRESERVATION OF EXISTENCE. Borrower shall maintain its existence and rights in full force and effect to the extent necessary to perform its obligations under the Loan Documents.

     6.3 LEGAL REQUIREMENTS. Borrower (i) promptly and faithfully shall comply with, conform to and obey all applicable present and future laws, ordinances, rules, regulations and other requirements that could materially adversely affect the conduct of its operations, including, but not limited to, maintain its gaming licenses in the States where it is currently operating its business, and (ii) shall use or cause the portion of the Collateral consisting of Facility Equipment to be used in a manner and for the use contemplated by the manufacturer thereof, and in material compliance with all laws, rules and regulations of every Governmental Body having jurisdiction over such Facility Equipment.

     6.4 FINANCIAL STATEMENTS AND OTHER REPORTS/MATERIALS. Borrower shall maintain full and complete books of account and other records reflecting the results of Borrower's operations, all in accordance with GAAP, and shall furnish or cause to be furnished to Lender:

               (i) Within 120 days after the end of each year, the consolidated audited financial statements for such year for Borrower certified (without qualification as to the opinion or scope of examination) by a firm of independent certified public accountants selected by Borrower and satisfactory to Lender;

               (ii) Within 60 days after the end of each quarter, consolidated quarterly financial statements of Borrower;

               (iii) Within 30 days after the end of each quarter, (I) computer diskettes/tapes containing all backup data regarding Facility Contracts and Facility Equipment, in format set forth in EXHIBIT K, and (II) an aged inventory report and asset tracking report in such form as reasonably acceptable to Lender;

               (iv) Within 30 days after the end of each month: (I) a delinquency report in the form attached hereto as EXHIBIT L, (II) a true and correct copy of the Bank, Lockbox and ACH statements for the preceding month, (III) if applicable, a report setting forth any change in the identity or location of Facility Equipment from that previously disclosed to Lender; (IV) a report setting forth leasing, remarketing activities and insurance settlements with respect to Facility Equipment, and (V) a report identifying the Facility Contracts which terminated during the previous thirty (30) days;

               (v) Every 18 months, commencing the Closing Date, at Borrower's expense, a new report from AAA or another appraisal firm acceptable to Lender, setting forth current Fair Market and Orderly Liquidation Values of the principal types of Eligible Equipment subject to this Agreement, which Lender may utilize in its sole, but reasonable, discretion in determining an acceptable Estimated Residual therefor;

               (vi) Within 10 days after receipt thereof by Borrower, copies of all financial statements from any End-User(s) who comprise greater than ten percent (10%) of the aggregate Loan Repayment Amount on all Facility Contracts; and

               (vii) promptly at Lender's request, such additional information, documents, downloads and reports as Lender shall advise Borrower from time to time.

     All of the items described in clauses (ii), (iii) and (iv) of this Section
     6.4 shall be certified by a Responsible Officer. In the alternative, with respect to the requirements set forth in clauses (i) and (ii) of this
     Section 6.4, Borrower may furnish or cause to be furnished to Lender copies of Borrower's 10-K and 10-Q within ten (10) days of Borrower's filing of same with the Securities and Exchange Commission.

     6.5 REMOVAL OF FACILITY EQUIPMENT. Promptly after a Responsible Officer learns that any Facility Equipment has been moved by a End-User from one location to another, Borrower will inform Lender or will cause such End-User to inform Lender of such move and will execute such additional financing statements as Lender reasonably may request.

     6.6 DAMAGE TO EQUIPMENT. Promptly after a Responsible Officer learns that any Facility Equipment is damaged, and if such Facility Equipment can be repaired in accordance with the terms of the applicable Facility Contract so as to restore the same to good and working order, Borrower shall cause such repairs to be made in accordance with the terms of such Facility Contract.

     6.7       BOOKS AND RECORDS; INSPECTIONS.

               6.7.1 BOOKS AND RECORDS. Borrower shall keep and maintain, or cause to be kept and maintained, complete and accurate books and records and make all necessary entries therein to reflect the transactions contemplated hereby and all payments, credits, adjustments and calculations relative thereto.

               6.7.2 INSPECTIONS/AUDITS. Upon reasonable prior notice, Lender shall have full and complete access to the books and records of Borrower pertaining to the Collateral. In addition, from time to time, but not more often than twice each year (and upon the occurrence and during the continuation of a Borrower Event of Default as often as Lender in its sole discretion deems necessary in order to monitor the business activities of Borrower), representatives of Lender shall have the right to conduct an audit of the books and records of Borrower. Borrower shall pay to Lender on demand the actual, reasonable, out-of-pocket travel expenses incurred by Lender for any employee of Lender who may conduct or assist in conducting any such audit.

     6.8 MAINTENANCE. Borrower, pursuant to the applicable Facility Contract, shall cause all Facility Equipment to be maintained and serviced so as to keep such Facility Equipment in good operating condition, ordinary wear and tear from normal use excepted.

     6.9 NOTICE OF DEFAULTS; CHANGE IN BUSINESS AND ADVERSE EVENTS. Borrower, immediately after any Responsible Officer becomes aware thereof, shall give Lender written notice of the occurrence of (i) any Event of Default or any Incipient Default, accompanied by a statement of such Responsible Officer setting forth what action Borrower proposes to take in respect thereof, (ii) any change in the (A) executive officers or key employees of Borrower, or (B) location of the chief place of business of Borrower or any sale or purchase outside the regular course of business of Borrower, (iii) any event which may have a material adverse effect on the (A) enforceability of the Lender Lien, (B) ability of Borrower to perform any of its obligations under any of the Loan Documents or (C) Borrower's compliance with the Gaming Laws of any state and/or Lender's ability to exercise its remedies hereunder with respect to any Facility Equipment constituting Gaming
 Device Goods, (iv) any material default in payment or performance by Borrower or any End-User under any Facility Contract or (v) any material damage to or irreparable malfunction of any Facility Equipment.

     6.10 INSURANCE/MAINTENANCE. All Facility Equipment shall be covered by comprehensive physical damage insurance for the full insurable value thereof, unless otherwise mutually agreed to by Borrower and Lender, and general public liability coverage, and Borrower "and/or its assigns, including collateral assigns," shall be named and continue to be named as "Loss Payee" and "Additional Insured" as its interests may appear. Said insurance shall continue to be in full force and effect, and shall not lapse or be cancelled by the End-Users. Borrower, pursuant to the applicable Facility Contract, will cause the End-User under each Facility Contract to maintain all Facility Equipment in accordance with the terms of all insurance policies which are or may be in effect with respect thereto so as not to alter or impair any of the benefits or coverage to which Borrower or the applicable End-User is entitled under any such insurance policies.

     6.11 TAXES. Pursuant to the Contracts, Borrower or End-Users will pay the personal property taxes levied or assessed on the Facility Equipment, and Borrower shall cause the End-Users to file all personal property tax returns relating to the Equipment. Borrower will bill and collect from the End-Users all sales and use tax that is due and payable during the terms of the Facility Contracts, and shall remit any sales and use taxes it receives from the End-Users to the appropriate taxing jurisdiction. Notwithstanding the above, in the event an End-User shall fail to remit the necessary taxes to the taxing jurisdiction or to Borrower within the time prescribed or file the necessary tax returns, Borrower promptly shall remit to the appropriate taxing jurisdiction the amount of such overdue taxes, and shall indemnify and hold harmless Lender for all such overdue and/or unpaid taxes, and any fines, penalties and late charges related thereto, or related to a failure or delay in filing the related tax returns.

     6.12 CONTRACTS. With respect to each of the Contracts, Borrower shall: (i) perform all acts necessary to preserve the validity and enforceability of each such Contract; (ii) take all actions reasonably necessary to assist Lender in collecting when due all amounts owing to Borrower with respect to each such Contract; (iii) at all times keep accurate and complete records of performance by Borrower and the End-User under each such Contract; and (iv) upon request of Lender verify with the End-User under each Facility Contract the payments due to Borrower under such Facility Contract, except that (A) prior to the occurrence of a Borrower Event of Default or Incipient Default, such requests shall not occur any more frequently than once each year and (B) after the occurrence and during the continuation of an Incipient Default or a Borrower Event of Default, such requests may occur as often as Lender shall require.

                                     ARTICLE VII

                                  NEGATIVE COVENANTS

     Until Borrower's Obligations are paid and performed in full, Borrower:

     7.1 LIENS. Shall not create or incur or suffer to exist any Lien on the Collateral other than Permitted Liens.

     7.2 BORROWING. Shall not create, incur, assume or suffer to exist any indebtedness which is secured by Liens on the Collateral other than the Advances or Permitted Liens.

     7.3 MODIFICATIONS OF FACILITY CONTRACTS. Shall not, without the prior, written consent of Lender: amend, supplement, modify, compromise or waive any of the terms of any Facility Contract (i) if the effect of such amendment, supplement, modification, compromise or waiver is to (A) reduce or waive the amount of any payment thereunder, (B) extend the term thereof (except as otherwise permitted pursuant to Section 7.4), or (C) waive any provisions thereof with respect to taxes, insurance or maintenance, or (ii) unless such amendment, supplement, modification, compromise or waiver is with respect to (A) the removal of any Facility Equipment and, in connection with such removal, Borrower complies with the provisions of Section 6.5, (B) a Permitted Substitution and if, in connection with such Permitted Substitution any prepayment of any portion of the Facility shall occur, Borrower shall comply with the terms of subsection 2.5; or (C) an upgrade or early termination permitted by Section 2.5.2.

     7.4 EXTENSIONS OF FACILITY CONTRACTS; FUTURE CONTRACTS OF FACILITY EQUIPMENT. Shall not, without the prior written consent of Lender: (i) extend the term of any Facility Contract unless as of the end of the Approved Contract Term of such Facility Contract, such Contract no longer will be a Facility Contract as a result of any such extension or (ii) re-lease any Facility Equipment unless such re-lease is for the purpose of mitigating damages arising from a Contract Event of Default.

     7.5 MAINTENANCE OF PERFECTED LENDER LIEN. Shall not change the location of its chief executive office or principal place of business, except if Borrower has (i) given Lender at least 30 days prior written notice thereof and (ii) caused to be filed all UCC financing statements which in the opinion of Lender are necessary or advisable to maintain the perfection of the applicable Lender Lien.

     7.6 MERGER AND ACQUISITION. Shall not, without the prior, written consent of Lender, which consent will not be unreasonably withheld or delayed, consolidate with or merge into any Person, or acquire all or substantially all of the stock or Property of any Person.

     7.7 SALE OR TRANSFER OF ASSETS. Shall not sell, lease, assign, exchange, transfer or otherwise dispose of any Property except (i) dispositions of Property (other than Equipment), which is not necessary to the continued operation of the business of Borrower, (ii) disposition of the real estate now owned or hereafter acquired by Borrower, provided no Incipient Default or Event of Default is in existence or will occur as a result of the consummation of any such sale, (iii) the leasing of real property, (iv) dispositions of Property in the ordinary course of Borrower's business, or (v) disposition of any obsolete or unusable Property, provided that if such Property is necessary to the continued operation of the business of Borrower, such Property promptly is replaced with Property of like function and value to such Property when the same was not obsolete or unusable, as applicable.

     7.8 DELINQUENCY COVENANT. Shall not allow Facility Contract Total Delinquency to be greater than twelve percent (12%) of the Aggregate Portfolio Outstandings. All terms in this subsection not otherwise defined shall have the meanings set forth in EXHIBIT L (Form of Monthly Delinquency Report).

     7.9 TRANSACTIONS WITH AFFILIATES. Shall not, except for (i) transactions in the normal course of business, which transactions comply with the provisions of clauses (y) and (z) of this Section 7.9, and (ii) purchases of Equipment from PDS FINANCIAL CORPORATION-NEVADA, which purchases shall comply with the provisions of clauses (y) and (z) of this Section 7.9, sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate or lease Property, render or receive services or purchase assets from any Affiliate, except with the prior written consent of Lender, which consent shall not unreasonably be withheld or delayed, and except that Borrower may enter into any such transaction with any such Affiliate in the ordinary course of business if (y) the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would be obtained by Borrower in a comparable arm's-length transaction with a Person which is not an Affiliate and (z) no other provision of this Agreement would be violated as a result thereof.

     7.10 TANGIBLE NET WORTH. Shall not allow Borrower's Tangible Net Worth to be less than $7,000,000 as of 12/31/98, and less than $8,000,000 as of 12/31/99 and thereafter.

     7.11 FIXED CHARGE COVERAGE RATIO. Shall not allow Borrower's Fixed Charge Coverage Ratio to be less than the amounts set forth in the following table, as of the times specified:

         1998                      1999                     2000 AND LATER
         ----                      ----                     --------------
1.75 to 1:00 at 12/31/98    2.00 to 1.00 at 12/31/99     as Lender shall specify

     7.12 LEVERAGE RATIO. Shall not allow Borrower's Leverage Ratio on a consolidated basis to exceed 7:1 in any reporting period.

     7.13 RESIDUAL ADVANCE LOAN REPAYMENT AMOUNT TO ACQUISITION COST RATIO. Shall not allow the aggregate Loan Repayment Amount with respect to Residual Financing Facility Advances, at any time, measured quarterly, to exceed twenty percent (20%) of Acquisition Cost of the related Residual Financing Facility Equipment. In such case, not later than the next due date under the related Residual Financing Facility Note(s), Borrower will be required to remit a principal payment on the related Residual Financing Facility Advance(s) in the amount of any such shortfall. At Borrower's request, Lender shall furnish to Borrower a schedule setting forth, in reasonable detail, Lender's calculation of such amounts to satisfy the foregoing covenant.

     7.14 INVENTORY FINANCE LINE. Shall maintain an inventory finance line with a financial institution reasonably acceptable to Lender and Borrower in an amount not less than Three Million Dollars ($3,000,000.00).

                                  ARTICLE VIII

      BORROWER AND CONTRACT EVENTS OF DEFAULT -- DEFINITIONS AND REMEDIES

     8.1 BORROWER EVENTS OF DEFAULT -- DEFINITION. The occurrence of any of the following shall constitute a Borrower Event of Default hereunder:

               (a) DEFAULT IN PAYMENT. If Borrower shall fail to remit to Lender when due any payment that Borrower is required to make hereunder or under any other agreement between Borrower and Lender, including, but not limited to the PDS-Nevada Guaranty, when and as the same shall become due and payable, and such failure shall continue for a period of 10 days after such payment becomes due.

               (b) BREACH OF REPRESENTATION OR WARRANTY. If any representation made by Borrower to Lender in any Loan Document or in any report, certificate, opinion, financial statement (other than those financial statements provided by and pertaining to any End-User) or other document or statement furnished pursuant thereto, or under any other agreement between Borrower and Lender, including, but not limited to the PDS-Nevada Guaranty, shall be false or misleading in any material respect when made, or any warranty given by Borrower shall be breached by Borrower, unless (i) the fact, circumstance or condition is made true within ten (10) Business Days after notice thereof is given to Borrower by Lender, and (ii) in Lender's judgment, such cure removes any adverse effect on Lender.

               (c) BREACH OF COVENANT. If Borrower shall fail to duly observe or perform any covenant, condition or agreement set forth in (i) Articles VI or VII of the Agreement, or (ii) the PDS-Nevada Guaranty, on its part to be performed or observed for ten (10) Business Days after a Responsible Officer has knowledge thereof.

               (d)   BANKRUPTCY, RECEIVERSHIP, INSOLVENCY, ETC.

                     (i) If Borrower shall (A) apply for or consent to the
               appointment of a receiver, trustee or liquidator for it or any of its Property, (B) be unable to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Borrower for the purpose of effecting any of the foregoing, or

                     (ii) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower or with respect to any substantial part of the Property belonging to Borrower, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or if any petition for any such relief shall be filed against Borrower, and such petition shall not be dismissed within 45 days.

               (e) NON-PAYMENT OF OTHER INDEBTEDNESS. Default by Borrower (other than in payment of Borrower's Obligations) in the (i) payment when due (subject to any applicable grace period or cure period), whether by acceleration or otherwise, of any indebtedness, where the amount thereof is in excess of $500,000, or (ii) performance or observance of any obligation or condition with respect to any indebtedness of Borrower, where the amount of such indebtedness is in excess of $500,000 (other than in payment of Borrower's Obligations) if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder thereof to cause such indebtedness to become due and payable prior to its expressed maturity.

               (f) OTHER MATERIAL OBLIGATIONS. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, Borrower with respect to any purchase or lease of goods or services, where (i) the amount with respect to any such purchase or lease of goods or services is in excess of $500,000 and
     (ii) any grace

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

     period or cure period with respect to any such payment, performance or observance has lapsed (except such default in payment, performance or observance shall not be deemed to constitute a default hereunder if the existence of any such default is being contested by Borrower in good faith and by appropriate proceedings diligently pursued).

               (g) PDS-NEVADA LOAN AGREEMENT. If an Event of Default shall have occurred under the PDS-Nevada Loan Agreement.

     In any such event, in addition to Lender's other remedies under this Agreement, Lender, by notice to Borrower, may declare that no further Advances shall be made.

     8.2 BORROWER EVENTS OF DEFAULT -- REMEDIES. If a Borrower Event of Default shall have occurred, and has not been cured by Borrower (or by Lender, at its option) within an applicable cure period, or a Material Adverse Change occurs of the type set forth in Section 4.1.7 (i) or (ii), then Lender shall have the right to do any or all of the following:

               (a) If Lender has not already done so pursuant to Section 2.4, complete and deliver to the End-Users the Contract Payment Letters to commence direct billing and collection with respect to the Facility Contracts (including directing the Bank to sweep any ACH payments from End-Users under Facility Contracts to an account controlled by Lender), and deduct from such receipts and remittances a fee equal to five percent (5%) of the aggregate monthly receipts ("Administration Fee") from the payment on the Facility Contracts as compensation for the additional administrative burden;

               (b) (i) exercise of any of Borrower's rights under any of the Facility Contracts, or (ii) by written notice, require Borrower to exercise on behalf of Lender as secured party under this Agreement any and all of the rights available to Borrower under any Facility Contract to the extent not already exercised by Borrower, whereupon Borrower shall immediately take all requested action;

               (c) proceed against Borrower for all rights and remedies Lender may have in law or in equity under the Loan Documents;

               (d) declare the entire amount of Borrower's Obligations and Administration Fee due and payable immediately, and exercise in respect of the Facility Equipment all the rights and remedies of a secured party upon default under the UCC, including, at any reasonable time, to enter Borrower's premises and take physical possession of any master leases to which the related Facility Contracts pertain.

               Lender shall not take any action or exercise any right that would disturb any End-User's full and quiet enjoyment of all of such End-User's rights under that Facility Contract. Lender will give Borrower reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) days before, or mailed, postage prepaid, to Borrower, at least twenty (20) days before the time of such sale or disposition.

               Notwithstanding the foregoing, to the extent that a breach occurs under Section 8.1(b), and such breach relates to a single Facility Contract, Borrower shall have twenty (20) days from receipt of demand by Lender to prepay the Facility Contract pursuant to the terms of the Mandatory Prepayment clause set forth at Section 2.5.4. Borrower's failure to prepay such Facility Contract within said twenty (20) day period shall then constitute a Borrower Event of Default under Section 8.1(a). Furthermore, if the Borrower Event of Default pertains solely to a breach of a covenant set forth in Section 7.8 (Delinquency Covenants), Lender's sole remedy shall be to commence direct billing and collection of Facility Contracts, subject to all mandatory provisions of law, including without limitation, the Gaming Laws, as set forth more fully in Section 8.2 (a) and (b).

               All actual costs and expenses incurred by Lender in connection with the enforcement and/or exercise of any of its rights or remedies (including, without limitation, reasonable attorneys fees) hereunder shall
(i) be payable by Borrower to Lender immediately upon demand, (ii) constitute a portion of Borrower's Obligations and (iii) be secured by the Lender Lien.

     8.3       CONTRACT EVENTS OF DEFAULT.

               8.3.1 DEFINITION: The occurrence of a default by any End-User pursuant to the terms of a Facility Contract, which default entitles Borrower to accelerate or terminate such Facility Contract or to repossess the related Facility Equipment, shall constitute a Contract Event of Default.

               8.3.2 ACCELERATION. Upon the occurrence of a Contract Event of Default, Lender, at any time (unless such Contract Event of Default shall have been cured by Borrower), at its option, by notice to Borrower and/or End-User, may terminate such Facility Contract and accelerate all payments due thereunder.

               8.3.3 CONTRACT EVENT OF DEFAULT -- REMEDIES. Upon the occurrence of a Contract Event of Default, Borrower shall, if known to Borrower, immediately deliver to Lender written notice thereof, which notice shall identify the Facility Contract which is in default and the applicable Advance, and describe the nature of such default and the actions Borrower proposes to undertake with respect to such default. If any payment(s) under a Facility Contract becomes 120 days past due, whether or not such payment(s) have been cured by Borrower, then Borrower shall prepay in full the unpaid portion of the Advance pertaining to such Facility Contract and remit to Lender such Residuals as may be due pursuant to Section 2.7, or exercise its right of substitution pursuant to Section 3.3.

                     Lender, with respect to the Facility Equipment subject to such Facility Contract, shall have and may exercise against Borrower all the rights and remedies of a secured party under the Illinois UCC and/or the UCC applicable to the location of the related Facility Equipment, and any other applicable laws, subject to all mandatory provisions of law, including without limitation, the Gaming Laws. Lender will give Borrower reasonable notice of the time and place of any public sale of any Collateral or of the time after which any public or private sale of such Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered at least ten (10) days before, or mailed, postage prepaid, to Borrower at least twenty (20) days before the time of such sale or disposition. Solely with respect to the Full Recourse Facility (and with respect to the Non-Recourse Facility only as set forth in SECTION 9.13), Lender shall have full recourse to Borrower for any deficiency between the Sale Proceeds thereof and the Loan Repayment Amount for the related Advance. For the purposes hereof, Sale Proceeds shall mean the gross proceeds received by Borrower with respect to any sale of Facility Equipment, less any reasonable remarketing fees paid or reasonable costs incurred by Borrower with respect to any such sale. In addition to the foregoing, at Lender's election, Lender may complete and deliver one or more Contract Payment Letters in order to commence direct billing and collection with respect to one or more Contracts subject to a Contract Event of Default, and deduct the Administration Fee with respect thereto. Furthermore:

                     (i) Lender only shall be entitled to exercise the rights
               and remedies set forth in this Section 8.3.3 with respect to the Facility Contract, the End-User and the Facility Equipment which are the subject of such Contract Event of Default;

                     (ii) the expenses and other payments to which any proceeds of the Collateral shall be applied in accordance with the provisions of subsections 8.6 & 8.7 shall be so applied to payment of Borrower's Obligations pertaining to the Facility Contract which is the subject of such Contract Event of Default, and

                     (iii) upon payment and performance in full of all of Borrower's Obligations pertaining to the Facility Contract which is the subject of such Contract Event of Default, both
               (A) the Contract Event of Default with respect to such Facility Contract, and (B) any related Borrower Event of Default shall be deemed to be cured.

     8.5 POWER OF ATTORNEY. In order to permit Lender to exercise the rights and remedies set forth herein, Borrower hereby irrevocably appoints Lender as its attorney-in-fact and agent with full power of substitution, in the name of Lender or in the name of Borrower, to perform any of the following acts upon the occurrence of a Borrower Event of Default, subject to all mandatory provisions of law, including without limitation, the Gaming
Laws: (i) receive, open and examine all mail addressed to Borrower and retain any such mail relating to the Collateral and return to Borrower only that mail which is not so related; (ii) endorse the name of Borrower on any checks or other instruments or evidences of payment or other documents, drafts, or instruments arising in connection with or pertaining to the Collateral, to the extent that any such items come into the possession of Lender; (iii) compromise, prosecute or defend any action, claim, or proceeding concerning the

Collateral; (iv) perform any and all acts which Borrower is obligated to perform under the Loan Documents; (v) exercise such rights as Borrower might exercise with respect to the Collateral, including, without limitation, the leasing or other utilization thereof and the collection of any such rents or other payments applicable thereto; (vi) give notice of the existence of the Lender's Lien, including, without limitation, notification to End-Users and/or other account debtors of the existence of such Lender's Lien with respect to the rents and other payments due to Borrower relative to the Collateral; or (vii) execute in Borrower's name and file any notices, financing statements and other documents or instruments Lender determines are necessary or required to carry out fully the intent and purpose of the Loan Documents or to perfect the Lender Lien.

               Borrower hereby ratifies and approves all that Lender shall do or cause to be done by virtue of the power of attorney granted herein and agrees that neither Lender nor any of Lender's employees, agents, officers, or its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made while acting in good faith pursuant to the provisions of this subparagraph, unless such act, omission, error of judgment or mistake of fact or law is determined by a court of competent jurisdiction in a decision which no longer is subject to appeal to be the result of the gross negligence or the willful or wanton misconduct of Lender or any such employees, agents, officers or attorneys of Lender. The appointment of Lender as Borrower's attorney-in-fact is a power coupled with an interest, and therefore shall remain irrevocable until all of Borrower's Obligations have been paid and performed in full.

     8.6 EXPENSES. All actual costs and expenses incurred by Lender in connection with the enforcement and/or exercise of any of its rights or remedies (including, without limitation, reasonable attorneys fees) hereunder shall (i) be payable by Borrower to Lender immediately upon demand, (ii) constitute a portion of Borrower's Obligations and (iii) be secured by the Lender Lien.

     8.7 APPLICATION OF FUNDS. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to or by the operation of any of the terms of any of the Loan Documents shall be applied by Lender in the following order of priority:

               (i) EXPENSES: First to the payment of all (A) actual fees and expenses, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, reasonable attorney's fees, and all other costs incurred by Lender in exercising any rights accorded to Lender pursuant to the Loan Documents or by applicable law and (B) Liens superior to the Liens of Lender, except such superior Liens subject to which any sale of the Collateral may have been made;

               (ii) BORROWER'S OBLIGATIONS. Next, to the payment of Borrower's Obligations, in such order as Lender may determine; and

               (iii) SURPLUS. Any surplus, to the Person or Persons legally entitled thereto.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 RIGHTS, REMEDIES AND POWERS. Each and every right, remedy and power granted to Lender hereunder shall be cumulative and in addition to any other right, remedy or power not specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Lender from time to time concurrently or independently as often and in such order as Lender may deem expedient. Any failure or delay on the part of Lender in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lender's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power. Acceptance of payments in arrears shall not waive or affect any right to accelerate Borrower's Obligations.

     9.2 MODIFICATIONS, WAIVERS AND CONSENTS. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Borrower therefrom, shall not be effective in any event unless the same is in writing and signed by Lender, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of Lender hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

     9.3 COMMUNICATIONS. All notices, consents, approvals and other communications under the Loan Documents shall be in writing and shall be (i) delivered in person, (ii) sent by telephonic facsimile ("FAX") or (iii) mailed, postage prepaid, either by (A) registered or certified mail, return receipt requested, or (B) overnight express carrier, addressed in each case as follows:

     To Lender:               Heller Financial, Inc.
                              500 West Monroe Street
                              Chicago, Illinois 60661
                              Attn: Group President - Heller Sales Finance, LPF
                              FAX No.: (312) 928-8747

     Borrower:                PDS Financial Corporation
                              Attention: Johan Finley, CEO and President
                              6171 McLeod Drive
                              Las Vegas, Nevada 89120
                              FAX No.: (702) 740-8692

with a copy to:               Dorsey & Whitney, LLP
                              Attention: Paula S. Rindels, Esq.
                              Pillsbury Center South
                              220 South Sixth Street
                              Minneapolis, MN 55402
                              FAX No.: (612) 340-2644

                              Vargas & Bartlett
                              Attention: Mike Alonso, Esq.
                              201 W. Liberty Street
                              P.O. Box 281
                              Reno, Nevada 89504
                              FAX No.: (702) 786-1177

or to such other address, as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 9.3 shall be deemed received (i) if sent by FAX during regular business hours, on the day sent if a Business Day, or if such day is not a Business Day (or a Business Day after regular business hours), then on the next Business Day, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the fifth Business Day following the day sent.

     9.4 SEVERABILITY. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law so that this Agreement shall be deemed to be an agreement which is valid and binding in accordance with its terms.

     9.5 SURVIVAL. The warranties, representations, covenants and agreements set forth herein shall survive the making of the Advances and the execution and delivery of the Loan Documents and shall continue in full force and effect until Borrower's Obligations have been paid and performed in full.

     9.6 ATTORNEYS' FEES AND OTHER EXPENSES. Borrower agrees to pay to Lender on demand any actual out-of-pocket costs or expenses, together with reasonable attorneys' fees, incurred by Lender in connection with the enforcement or collection against Borrower of any provision of any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such actual costs or expenses arising from the enforcement or collection against Borrower of any provision of any of the Loan Documents in any state or Federal bankruptcy or reorganization proceeding. In addition, in the event that Borrower elects to submit a Contract Funding Request containing one or more Contracts which have deviations from the standard form approved by Lender and attached to this Agreement as part of SCHEDULE 4.1.2, Lender reserves the right to charge a reasonable fee, based on a rate of $125.00 per hour, as an offset against the related Advance, for its internal counsel to review such Contract(s).

     9.7 INDEMNITY. Borrower agrees to indemnify and save Lender and its successors, assigns, agents and servants harmless of and from any claims, actions, suits, losses, costs, liabilities, damages or expenses (including actual expenses and reasonable attorneys' fees) incurred by Lender in connection with the transactions contemplated by this Agreement, including without limitation: (i) any loss, cost, liability, damage or expense (including actual expenses and reasonable attorneys' fees) incurred in connection with the Facility Contracts; (ii) the delivery, ownership, alteration, operation, maintenance, return or other disposition of the Collateral, including, without limitation, disposition and/or remarketing pursuant to the Gaming Device Goods remarketing agreement referenced in
Section 4.2.3.2(b); (iii) from any documentation deficiencies or changes to the basic format of the Facility Contract; (iv) from the existence of any party having an interest, lien or claim in the Facility Contract(s), and/or the Facility Equipment covered thereby, and/or the proceeds thereof, which interest, lien or claim is prior to the interest therein assigned to Lender hereby; (v) the construction of Lender and Borrower as having the relationship of joint venturers or partners, or (vi) the determination that Lender or Borrower has acted as agent for the other. Borrower's obligations with respect to the indemnity set forth in this Section 9.7 shall survive repayment of all amounts due pursuant to the Loan Documents, the cancellation of the Notes and the release and/or cancellation of any and all of the Loan Documents. Lender agrees to promptly notify Borrower of any matters in respect of which this indemnity may apply. If notified in writing of any action or claim brought or threatened against Lender based on a claim for which Borrower is to provide indemnity and given full authority, information, and assistance for the defense of same by Lender, Borrower shall, without limitation, defend those actions or claims at its expense and pay the costs and damages and attorneys' fees awarded in any such action or arising from any such claim, provided that Borrower shall have the right to control the defense and settlement of all such actions and claims. Lender will take all such actions (at the expense of Borrower) as may be reasonably requested by Borrower to assist Borrower in connection with such defense or settlement. Nothing herein is intended to indemnify Lender for consequences of its actions or failure to act.

     9.8 BINDING EFFECT. This Agreement shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender.

     9.9 ASSIGNMENTS; PARTICIPATIONS. Lender shall be entitled to sell, securitize, assign or transfer any portion of its interest in the Facility; provided, however, Lender hereby agrees to deliver to Borrower notice of such proposed sale, securitization, assignment or transfer not less than 30 days prior to the proposed date for the consummation thereof, which notice shall include, if available, a description of the financial institution(s) to which such sale, securitization, assignment or transfer is proposed to be made. In connection with any such sale, securitization, assignment or transfer, Lender may disclose such information with respect to Borrower, its business and financial affairs and the Facility as Lender reasonably deems necessary, unless any such information which has been provided by Borrower to Lender is confidential in nature, in which case such confidential information shall not be disclosed without the prior written consent of Borrower, which consent shall not unreasonably be withheld or delayed.

     9.10 FURTHER ASSURANCES. Each of Borrower and Lender agrees that upon the request of the other party hereto at any time and from time to time after the execution of this Agreement it shall execute and deliver such further instructions, documents, and certificates and take such further actions as such party reasonably may request.

     9.11 GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EXCEPT WITH RESPECT TO ENFORCEMENT OF SECURITY INTERESTS IN GAMING DEVICE GOODS (WHICH SHALL BE GOVERNED BY THE STATE IN WHICH SUCH GAMING DEVICE GOODS ARE SITUATED), THIS AGREEMENT, EACH OF THE OTHER LOAN DOCUMENTS, AND ANY ASSIGNMENT EXECUTED IN CONNECTION THEREWITH SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF ILLINOIS. BORROWER DOES HEREBY SUBMIT, AT LENDER'S ELECTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS (FEDERAL, STATE OR LOCAL) HAVING A SITUS WITHIN THE

COUNTY OF COOK AND THE STATE OF ILLINOIS WITH RESPECT TO ANY DISPUTE, CLAIM, OR SUIT, WHETHER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY RELATED NOTE OR ANY OF BORROWER'S OBLIGATIONS OR INDEBTEDNESS HEREUNDER. BORROWER EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF BORROWER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF. BORROWER HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT THE COUNTY OF COOK, STATE OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE AS WELL AS ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH HEREIN SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION BY LENDER TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

     9.12 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER IS INTENDED TO BE EFFECTIVE WITH RESPECT TO ALL DISPUTES WHICH ARISE OUT OF ANY OF THE LOAN DOCUMENTS OR PERTAIN TO THE TRANSACTIONS CONTEMPLATED THEREBY. THIS WAIVER IS IRREVOCABLE, AND MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SUCH WAIVER SET FORTH HEREIN SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     9.13 NON-RECOURSE FACILITY. At Lender's discretion, from time to time Lender may consider the financing of individual Eligible Contracts on a non-recourse basis, PROVIDED, HOWEVER, that at no time shall the sum of:

     (i)       the Loan Repayment Amount with respect to the Non-Recourse
               Facility, and

     (ii) any amounts outstanding under that certain Limited Recourse Promissory Note dated August 27, 1997 executed by Borrower in Lender's favor, in the original principal amount of $9,477,427.68,

exceed Fifteen Million Dollars ($15,000,000). In the event that Lender elects to make an Advance with respect to such Contracts, all of the provisions of this Agreement with respect to the Facility and Advances thereunder shall apply to such non-recourse Advances (including, without limitation, all of the conditions, representations, warranties and covenants set forth in Articles III, IV, V, VI and VII hereof, Borrower's servicing obligations, and all of the definitions applicable to Non-Recourse Facility Advances), with the specific exception of the following, which shall control in the event of any conflict:

               9.13.1 NON-RECOURSE NOTE. In conjunction with each non-recourse Advance, the form of Non-Recourse Note set forth in Exhibit G1 ("Non-Recourse Note") shall be utilized.

               9.13.3 BORROWER'S LIABILITY. Anything in this Agreement or any exhibits hereto, any certificate, opinion or documents of any nature whatsoever to the contrary notwithstanding, neither Lender nor its successors or assigns shall have any claim, remedy or right to proceed
     (at law or in equity) against Borrower or any incorporator, shareholder, director, officer, or employee of Borrower for the payment of any deficiency or any other sum owing on account of the indebtedness evidenced by any Non-Recourse Note or for the payment of any liability of any nature whatsoever with respect to any Non-Recourse Note, Non-Recourse Facility Contract or Non-Recourse Facility Equipment or any obligations of Borrower under this Agreement with respect to any Non-Recourse Note, Non-Recourse Facility Contract or Non-Recourse
     Facility Equipment (EXCEPT THAT LENDER SHALL NOT BE PROHIBITED FROM ASSERTING A CLAIM AGAINST BORROWER PERSONALLY WHICH CLAIM IS FOR ACTUAL DAMAGES DIRECTLY RESULTING FROM THE BORROWER'S FAILURE TO REMIT ANY CONTRACT PROCEEDS TO LENDER, OR THE OTHER BORROWER EVENTS OF DEFAULT DESCRIBED IN SUBSECTIONS (b) AND (c) OF SECTION 8.1), from any source other than the Collateral pertaining to such Non-Recourse Facility Contract, including the sums due and to become due under any Non-Recourse Facility Contract; and Lender by acceptance of a Non-Recourse Note waives and releases any liability of Borrower for and on account of such indebtedness or such liability, EXCEPT AS PROVIDED ABOVE, and Lender, its successors and assigns and the holders of any Non-Recourse Note agree to look either to the End-User pertaining to such Non-Recourse Facility Contract or to the Collateral pertaining to such Non-Recourse Facility Contract,

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

     including the sums due and to become due under such Non-Recourse Facility Contract for the payment of said indebtedness or the satisfaction of such liability.

               9.13.4 AGGREGATE TO TOTAL FACILITY. No Advances made pursuant to this Section 9.13 shall aggregate towards the maximum available amounts under any other Facility hereunder.

               9.13.5 ADDITIONAL ELIGIBILITY CRITERIA. Solely with respect to the Non-Recourse Facility, (i) the Eligible Contract criteria/definition shall additionally include a requirement that the related End-User has been notified of, and has acknowledged, the collateral assignment of such Contract to Lender, and (ii) Native American End-Users shall not be considered Eligible End-Users.

This Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

HELLER FINANCIAL, INC.                  PDS FINANCIAL CORPORATION


By: /s/                                 By: /s/ Johan Finley
    ___________________________            ___________________________
                                                  Johan Finley
Title: Senior Vice President            Title: CEO and President
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